SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Rule 14a-12.

CYBERSOURCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CyberSource Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2006

To the Stockholders of CyberSource Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of CyberSource Corporation, a Delaware corporation (the “Company”), will be held at the Company’s headquarters, 1295 Charleston Road, Mountain View, California 94043, on Wednesday, May 10, 2006, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect six directors of the Company to serve until the 2007 annual meeting of stockholders.

2.	To ratify and approve the Company’s Amended and Restated 1999 Stock Option Plan to (i) increase the number of shares reserved thereunder from 9,000,000 shares to 11,000,000 shares, and (ii) provide for the grant of restricted shares and restricted share units.

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2006.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors has fixed the close of business on March 22, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Stockholders of record may vote their shares (1) by signing, dating and promptly returning the enclosed proxy card in the accompanying envelope, or (2) over the Internet (instructions for voting over the Internet are set forth on the enclosed proxy card). If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Richard Scudellari

Secretary

Mountain View, California

April 10, 2006

Page

INFORMATION CONCERNING SOLICITATION AND VOTING	1

PROPOSAL ONE—ELECTION OF DIRECTORS	3

BOARD AND CORPORATE GOVERNANCE MATTERS	5

PROPOSAL TWO—RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN TO (I) INCREASE THE NUMBER OF RESERVED SHARES FROM 9,000,000 SHARES TO 11,000,000 SHARES, AND (II) PROVIDE FOR THE GRANT OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS	9

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

MANAGEMENT	16

EXECUTIVE OFFICER COMPENSATION	18

CERTAIN RELATED PARTY TRANSACTIONS	23

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	23

AUDIT COMMITTEE REPORT	26

STOCK PERFORMANCE GRAPH	27

PRINCIPAL STOCKHOLDERS	28

OTHER MATTERS	29

CYBERSOURCE CORPORATION

1295 Charleston Road

Mountain View, California 94043

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

This Proxy Statement is furnished to the stockholders of CyberSource Corporation, a Delaware corporation (the “Company” or “CyberSource”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors or Board”) of proxies in the accompanying form for use in voting at the annual meeting of stockholders of the Company and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is to be held on Wednesday, May 10, 2006, at 10:00 a.m., Pacific Daylight Time, at the Company’s headquarters, 1295 Charleston Road, Mountain View, California 94043. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, by submitting new voting instructions via the Internet, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about April 10, 2006. The cost of managing the proxy process will be borne by the Company. The Company has retained the services of MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee not to exceed $6,500 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on March 22, 2006 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 34,587,778 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 17,293,890 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

For the election of directors in Proposal No. 1, the six candidates who receive the greatest number of votes cast at the Annual Meeting are elected, provided a quorum is present. The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve Proposal Nos. 2 and 3, provided a quorum is present. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker “non-votes” are not counted in the tabulation of the voting results on the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal and, therefore, do not have an effect on the vote. A broker “non-vote” occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include, among others, the election of directors and ratification of auditors (Proposals Nos. 1 and 3). Non-routine matters include, among others, adoption or amendments to equity compensation plans (Proposal No. 2). For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2 and 3.

Shares of Common Stock cannot be voted until (i) a signed proxy card is returned, (ii) voting instructions are submitted by using the Internet, or (iii) a stockholder attends and votes in person at the Annual Meeting. Specific instructions for stockholders of record who wish to use the Internet are set forth on the enclosed proxy card. The Internet voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (650) 965-6000 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2007 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 26, 2007 and February 25, 2007. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2007 annual meeting of stockholders must be received by the Company not later than December 22, 2006 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the amended Bylaws of the Company, the authorized number of directors is set at six. The Nominating Committee has recommended, and the Board of Directors has nominated, the six nominees listed below for election as directors at the Annual Meeting, each to serve until the 2007 annual meeting of stockholders, until each director’s successor is elected or appointed and qualified, or until the earlier resignation or removal of the director. All of the nominees are currently directors of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. Directors will be elected by a plurality of votes cast.

William S. McKiernan resigned his position as President of the Company effective April 3, 2006, but will continue in his positions as Chief Executive Officer and Chairman of the Board of Directors. The Board presented an offer of employment to Scott R. Cruickshank, a current director of the Company, to assume the positions of President and Chief Operating Officer. Mr. Cruickshank accepted the offer of employment, and the terms of Mr. Cruickshank’s employment agreement are described in the section entitled “Employment Agreements, Termination of Employment and Change in Control Arrangements.”

Set forth below are the names, ages and certain biographical information relating to the director nominees and current directors.

Name of Director	Age	Position with Company	Director Since
William S. McKiernan	49	Chairman of the Board of Directors, Chief Executive Officer	1997
John J. McDonnell Jr.	68	Director	2000
Steven P. Novak .	58	Director (Lead Independent Director)	1997
Kenneth R. Thornton	64	Director	2001
Richard Scudellari .	49	Director and Secretary	1997
Scott R. Cruickshank	43	Director, President and Chief Operating Officer	2005

William S. McKiernan founded CyberSource Corporation in 1994. CyberSource Corporation initially launched software.net, an online software store and built the payment processing capability to support software.net. In 1996, CyberSource Corporation created a second business focused on payment processing and ran two separate business units, an online software store and the payment processing business. On December 31, 1997, the two business units were split into two separate corporations resulting in software.net Corp. (later, Beyond.com Corporation) and the entity that operates today as CyberSource Corporation. Mr. McKiernan has served as the Company’s Chairman and CEO from inception. He also served as the CEO of software.net Corp. until March 1998. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as McAfee, Inc.), a developer of computer security software, where he served as President and Chief Operating Officer. Prior to joining McAfee, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and PricewaterhouseCoopers LLP. Mr. McKiernan serves on the Board of Directors of Multiple Myeloma Research Foundation, a non-profit cancer research foundation. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

John J. McDonnell Jr. has been a director of the Company since September 2000. Mr. McDonnell currently serves as Chief Executive Officer and Chairman of TNS Inc., a telecommunications company which provides network services for the financial industry. Mr. McDonnell founded TNS Inc. in 1990 and served as its Chief Executive Officer, President and director from its founding until it was acquired by PSINet Inc. in November 1999. In March 2001, Mr. McDonnell and a group of investors reacquired TNS Inc. from PSINet. Mr. McDonnell previously served as Chief Executive Officer of PaylinX Corporation (“PaylinX”) from January 2000, and as a director of PaylinX from February 1999, both until the Company’s acquisition of PaylinX in September 2000. From 1987 to 1989, Mr. McDonnell served as President and Chief Executive Officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell also serves on the Board of Directors of DealerTrack, Inc. Mr. McDonnell holds a BEE from Manhattan College and an MEE from Rensselaer Polytechnic University.

Steven P. Novak has been a director of the Company since the Company’s inception in December 1997. Since July 2002, Mr. Novak has been President and Chief Executive Officer of Palladio Capital Management LLC which provides management services to Palladio Partners LP, an investment partnership. From January 1998 to December 2001, Mr. Novak was a Managing Director at C.E. Unterberg, Towbin. From February 1993 to January 1998, Mr. Novak served as co-founder, President, and Chief Investment Officer of C.E. Unterberg, Towbin Advisors, a registered investment advisor. Mr. Novak’s prior affiliations include, among others, Forstmann Leff Associates, a fund manager, Sanford C. Bernstein & Company, Inc., an independent investment counselor, and Harris Bankcorp, a multibank holding company. Mr. Novak also serves as a director of Technology Investment Capital Corporation, a publicly-traded business development company, and several privately-held companies. Mr. Novak holds a B.S. from Purdue University and an M.B.A. from the Harvard Business School.

Kenneth R. Thornton has been a director of the Company since April 2001. Mr. Thornton was General Manager of International Business Machines Corporation’s (“IBM”) Worldwide Public Sector business from 1997 until his retirement in March 2001, where his responsibilities included the government healthcare and education industries, and previously served as General Manager of IBM’s Government unit. Prior to that, he was Vice President and General Manager of marketing and service operations for IBM in the mid-Atlantic states. Mr. Thornton is also a director of Cogent Systems, Inc., Chalk, Inc., First Genetic Trust, Inc., a privately held company, and serves on the advisory board for the U.S. Postal Service. Mr. Thornton holds a B.S. in Business Administration from Barton College and holds certificates of study from the Harvard Business School, University of California at Berkeley School of Business and IBM’s International Executive Program.

Richard Scudellari has been a director of Company since the Company’s inception in December 1997. Mr. Scudellari has been a partner at Morrison & Foerster LLP, a law firm, since February 1999. From 1990 to January 1999, Mr. Scudellari was a partner at Jackson Tufts Cole & Black, LLP, a law firm. Mr. Scudellari is also a member of the Board of Directors of Morrison & Foerster LLP. Mr. Scudellari holds a B.S. and J.D. from Boston College.

Scott R. Cruickshank has been a director of the Company since August of 2005, and on April 3, 2006, Mr. Cruickshank assumed the positions of President and Chief Operating Officer. Mr. Cruickshank is the former President and Chief Operating Officer of Qsent, Inc., a venture backed firm based in Portland, Oregon. Prior to Qsent, Inc., Mr. Cruickshank was the Chief Marketing Officer of Paymentech, L.P. (now Chase Paymentech Solutions, LLC) from March 2000 through March of 2005, where he led the company’s sales, customer care, account management, marketing and service operations functions. Mr. Cruickshank joined Paymentech subsequent to Paymentech’s merger with Bank One Payment Services. Mr. Cruickshank served as Managing Partner of Bank One Payment Services and Senior Vice President of First Data Merchant Services, Inc. from October of 1996 until the merger with Paymentech in July 1999. Mr. Cruickshank has also held positions of Vice President Acquirer Relations with MasterCard International, Inc. and Director of Business Development for MCI Telecommunications, Inc. Mr. Cruickshank is also a director of AuctionPay, Inc. a venture backed company serving the payment processing needs of non-profit organizations. Mr. Cruickshank holds a B.S. in Business Administration with concentrations in finance and marketing from the University of Nebraska.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE

BOARD AND CORPORATE GOVERNANCE MATTERS

Meetings and Committees of the Board of Directors

During 2005, the Board met fifteen times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee, and the Special Litigation Committee. The members of the committees during fiscal 2005 are identified in the following table:

Director	Audit	Compensation	Nominating	Special Litigation
John J. McDonnell Jr.	CHAIR	X	X(1)	X
Steven P. Novak	X	X	X
Kenneth R. Thornton	X	CHAIR	X	X
Richard Scudellari		X(2)	CHAIR
Scott R. Cruickshank	X(3)		X(3)

(1)	Effective October 18, 2005, Mr. McDonnell resigned as a member of the Nominating Committee.

(2)	Effective March 3, 2006, Richard Scudellari resigned as a member of the Compensation Committee.

(3)	Effective upon his employment as President and Chief Operating Officer of the Company on April 3, 2006, Mr. Cruickshank resigned as a member of the Audit and Nominating Committees.

The Audit Committee held nine meetings in 2005. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In accordance with the Amended and Restated Audit Committee Charter, the Audit Committee appoints the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Exchange Act and the Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). The Board has further determined that John J. McDonnell Jr. is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of the Company’s Amended and Restated Audit Committee Charter was attached as Appendix A to the Company’s 2004 proxy statement.

The Compensation Committee held two meetings in 2005. The Compensation Committee’s functions are to establish and apply the Company’s compensation policies with respect to its executive officers and certain other employees. In addition, the Compensation Committee administers the Company’s incentive compensation and benefit plans.

The Nominating Committee acted by unanimous written consent during 2005 and did not have any formal meetings where it took action. The Nominating Committee monitors the size and composition of the Company’s Board of Directors. Prior to the Company’s annual meeting of stockholders, the Nominating Committee, in accordance with guidelines designed to highlight necessary qualifications, assists the existing Board in selecting the candidates who will be presented to the Company’s stockholders for election as director to serve as such until the next annual meeting. The Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The Nominating

Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company at 1295 Charleston Road, Mountain View, California 94043 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating Committee. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.cybersource.com.

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s experience in the online payment processing and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

All members of the Nominating Committee are independent directors within the meaning of Rule 4200 of the listing standards of Nasdaq.

The Special Litigation Committee, formed in October 2002, received updates on the status of pending litigation, but held no formal meetings in 2005. The Special Litigation Committee’s function is to review and decide upon major issues regarding litigation initiated against the Company in August 2001 in connection with the Company’s initial public offering. For more information on the litigation, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 10, 2006.

Annual Meeting of Stockholders

The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. Two of the Company’s directors attended the 2005 annual meeting of stockholders.

Director Independence

The Board has determined that a majority of the Board members, Messrs. McDonnell, Novak, Scudellari, and Thornton are “independent” as that term is defined in Rule 4200 of the listing standards of Nasdaq.

Lead Independent Director

The Board has designated Steven P. Novak as the lead independent director.

Communication between Stockholders and Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to William S. McKiernan, Chairman of the Board, or Steven P. Novak, Lead Independent Director, c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

Director Compensation

The Company established a compensation policy for individuals serving as non-employee directors of the Company during 2005. Pursuant to the 1999 Stock Option Plan, each new non-employee director received an option to purchase 25,000 shares of the Company’s Common Stock upon joining the Board of Directors. Each non-employee director received an annual cash retainer of $5,000 and an option to purchase 10,000 shares of the Company’s Common Stock, which was in addition to the automatic annual option to purchase 10,000 shares granted pursuant to the terms of the 1999 Stock Option Plan. In addition, the individual serving as lead independent director received an additional option to purchase 5,000 shares of the Company’s Common Stock. Individuals serving on a committee of the Board received an annual cash retainer of $1,000 for each committee on which he served and an option to purchase 2,000 shares of the Company’s Common Stock. Each individual serving as a chair of a committee received an annual cash retainer of $1,000, in addition to the standard Board committee retainer, and an option to purchase 5,000 shares of the Company’s Common Stock, in lieu of the standard Board committee option. All of the above options granted to non-employee directors have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant, are immediately exercisable upon grant, and the shares issued upon exercise will remain subject to a right of repurchase for a period of time as determined under the Company’s 1999 Stock Option Plan. The Company reimbursed each director for his reasonable expenses incurred in attending meetings of the Board of Directors. The compensation policy for individuals serving as non-employee directors of the Company during 2006 is the same as that for 2005, except with respect to option grants for 2006, non-employee directors will receive only options to purchase 10,000 shares of the Company’s Common Stock which are automatically granted under the 1999 Stock Option Plan plus an additional option to purchase 10,000 shares of the Company’s Common Stock. On January 1, 2006, Messrs. McDonnell, Novak, Scudellari, Thornton and Cruickshank each received an option to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $6.60 per share. On March 9, 2006, Messrs. McDonnell, Novak, Scudellari, Thornton and Cruickshank each received an additional grant in the amount of 10,000 shares of the Company’s Common Stock at an exercise price of $8.36 per share. Upon assuming the positions of President and Chief Operating Officer of the Company, Mr. Cruickshank relinquished the option granted on March 9, 2006.

In fiscal year 2005, Messrs. McDonnell, Novak, Scudellari and Thornton each received an option to purchase 10,000 shares of the Company’s Common Stock on January 1, 2005 at an exercise price of $7.15 per share. On March 7, 2005, Messrs. McDonnell, Novak, Scudellari and Thornton each received a discretionary grant in the amount of 10,000 shares of the Company’s Common Stock at an exercise price of $5.43 per share. In addition, Mr. Novak received an additional option grant as lead independent director of 5,000 shares of the Company’s Common Stock at an exercise price of $5.43. Upon joining the Board in August 2005, Mr. Cruickshank received an option to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $6.90 per share. Messrs. McDonnell, Scudellari, and Thornton serving as chair of each of the Company’s three Board committees each received an option grant to purchase 5,000 shares of the Company’s Common Stock at an exercise price of $5.43. Each non-employee director who served on the Audit Committee, the Compensation Committee, or Nominating Committee, but was not the chair of such committee, was awarded an option to purchase 2,000 shares of the Company’s Common Stock at an exercise price of $5.43 for services rendered to the Company as a member of each such committee, such that Mr. Novak received three option grants in the total amount of 6,000 shares for services provided to the Company as a member of the Audit Committee, Compensation Committee and Nominating Committee, and Messrs. McDonnell and Thornton each individually received two option grants in the total amount of 4,000 shares for services provided to the Company as members of the Audit Committee, Compensation Committee or Nominating Committee. Mr. Scudellari received one option grant in the total amount of 2,000 shares for services provided to the Company as a member of the

Compensation Committee. Mr. Cruickshank did not receive any options grants in 2005 other than his initial option grant due to the fact that he joined the Audit Committee late in the 2005 fiscal year.

The following table summarizes the total compensation paid to directors who were not executive officers during fiscal 2005:

Director	Total 2005 Compensation	Annual Cash Retainer	Board Attendance Fee	Committee Membership Fee	Committee Chair Fee	Option Awards (1)
John J. McDonnell Jr.	$31,980	$5,000	$0	$3,000	$1,750	$22,230
Steven P. Novak	$34,320	$5,000	$0	$3,000	$1,750	$24,570
Kenneth R. Thornton	$31,980	$5,000	$0	$3,000	$1,750	$22,230
Richard Scudellari	$28,640	$5,000	$0	$2,000	$1,750	$19,890
Scott R. Cruickshank	$1,750	$1,250	$0	$500	$0	—

(1)	The value represents the spread between the exercise price of the stock options and $6.60, the price per share of the underlying shares of Common Stock, as reported on the Nasdaq National Market on December 30, 2005 (the last trading day of fiscal year 2005).

Access to Corporate Governance Policies

The Company has adopted a Code of Business Conduct that applies to, among others, the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Code of Business Conduct is available on the Company’s website at www.cybersource.com. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Business Conduct will be promptly disclosed to the public. To the extent permitted by such legal requirements, the Company intends to make such public disclosure by posting the relevant material on its website in accordance with Securities and Exchange Commission rules.

Copies of the Company’s committee charters, and Code of Business Conduct will be provided to any stockholder upon written request to the Company at 1295 Charleston Road, Mountain View, California 94043, attention: Investor Relations.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation Committee is an executive officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE CYBERSOURCE CORPORATION 1999 STOCK OPTION PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s 1999 Stock Option Plan (the “Option Plan”). The proposed amendment and restatement of the Option Plan primarily will (a) increase the number of shares reserved for issuance under the Option Plan from 9,000,000 shares to 11,000,000 shares and (b) provide for the issuance of restricted shares and restricted share units under the Option Plan.

The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company’s continued growth and success and that the Option Plan is necessary for the Company to remain competitive in its compensation practices. The increase in the number of shares reserved for issuance is intended to support the Company’s requirements for equity grants to both current employees and future employees. The addition of the ability to grant restricted shares and restricted share units under the Option Plan will enhance the Company’s ability to remain competitive in its equity compensation practices.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of this Proposal No. 2. For purposes of the vote on this Proposal No. 2, abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK OPTION PLAN

A general description of the principal terms of the Option Plan as proposed to be amended and restated is set forth below. This description is qualified in its entirety by the terms of the Option Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein. In the following discussion of the Option Plan, capitalized terms have the same meaning as defined in the Option Plan, unless otherwise noted.

General Description

The Option Plan was approved by the Board of Directors and by the Company’s stockholders in 1999. In 2000, the Board of Directors and the stockholders approved an amendment to the Option Plan to increase the number of shares reserved for issuance under the Option Plan from 6,000,000 shares to 7,000,000 shares. In 2004, the Board of Directors and the stockholders approved an amendment to the Option Plan to increase the number of shares reserved for issuance under the Option Plan from 7,000,000 shares to 9,000,000 shares. In March 2006, the Board of Directors approved an amendment to the Option Plan, conditioned upon and not to take effect until approved by the Company’s stockholders, to (a) increase the number of shares reserved for issuance under the Option Plan from 9,000,000 shares to 11,000,000 shares and (b) provide for the grant of restricted shares and restricted share units under the Option Plan.

The purposes of the Option Plan are to give the Company’s employees and others who perform substantial services to the Company an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The Option Plan permits the grant of “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) only to employees, including officers and employee directors, of the Company or any parent or subsidiary corporation of the Company. Nonqualified stock options, restricted shares and restricted share units may be granted to employees, directors and consultants. As of March 22, 2006, options to purchase 14,929,722 shares had been granted under the Option Plan of which options to purchase 4,671,469 shares were outstanding. After grants of options to employees and the Company’s new President and Chief Operating Officer, there will be 166,475 shares available for future issuance under the Option Plan. As of March 22, 2006, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 194 persons.

Amendment to Increase Shares Reserved. The current number of shares reserved for issuance under the Option Plan is 9,000,000. The proposed amendment to the Option Plan provides that the number of shares reserved for issuance will be increased by 2,000,000 shares to a total reserve of 11,000,000 shares.

Amendment to Provide for the Grant of Restricted Shares and Restricted Share Units. The Option Plan currently provides that only stock options may be issued under the Plan. The proposed amendment to the Option Plan provides that restricted shares and restricted share units may also be granted under the Option Plan.

Administration. The Option Plan is administered, with respect to grants to directors, officers, consultants, and employees, by the plan administrator (the “Administrator”) of the Option Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”). With respect to options subject to Code Section 162(m), the committee will be comprised solely of two or more “outside directors” as defined under Code Section 162(m) and applicable tax regulations.

Amendment and Termination. The Board may at any time amend, suspend or terminate the Option Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, the Company will obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as required. The Option Plan will terminate on December 31, 2008 unless previously terminated by the Board of Directors.

Other Terms. The Administrator has the authority to select individuals who are to receive awards under the Option Plan and to specify the terms and conditions of awards granted (including whether or not options are ISOs or nonqualified stock options), the vesting provisions, the option term and the exercise price. The exercise price of options granted under the Option Plan shall equal 100% of the fair market value of the Company’s Common Stock on the date of grant (or 110% of the fair market value of the Company’s Common Stock on the date of grant, in the case of ISOs granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Option holders may pay the exercise price in cash or other consideration as approved by the Administrator.

The maximum number of shares with respect to which options may be granted to a participant during a fiscal year is 1,000,000 shares. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s chief executive officer and the four other most highly compensated officers of the Company.

An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. However, to be eligible for the exception to the $1 million deduction limitation under Section 162(m) of the Code the options must be approved by a committee of the Board composed solely of “outside directors” within the meaning of Section 162(m). To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the limitation contained in the Option Plan, if any option is cancelled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

For awards of restricted shares and restricted share units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year is 1,000,000 shares. In addition, in order for restricted shares and restricted share units to qualify as performance-based compensation under Section 162(m), the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which the award relates and while the achievement of the performance goal is still substantially uncertain. Furthermore, the performance goal must be stated in terms of an objective formula or standard. In addition, the restricted shares and restricted share units (as well as the performance goals) must be approved by a committee of the Board composed solely of “outside directors” within the meaning of Section 162(m). The Option Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

Generally, options granted under the Option Plan in connection with the hiring of employees vest at a rate of 25% of the shares underlying the option after one year of employment with the Company and the remaining shares vest in equal portions over the following 36 months, so that all shares are vested after four years. Options granted under the Option Plan after employees have been employed with the Company for one year, typically, vest in equal portions over 48 months. The form of stock option grant under the Option Plan used to grant options to the Company’s employees provides for accelerated vesting of half of all unvested shares upon involuntary termination of employment with the Company without cause occurring within one year of a change in control of the Company. The term of any option granted under the Option Plan may not be for more than ten years (or five years in the case of ISOs granted to any optionee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company).

An option may not be exercised after the termination date of such option as set forth in the option agreement. In the event an optionee terminates employment or service with the Company or any of the Company’s affiliates for any reason other than termination as a result of death or disability, the vested portion of an option may generally be exercised within 30 days after the optionee’s termination of employment or service. In the event an optionee terminates employment or service with the Company or any of the Company’s affiliates as a result of death or disability, the vested portion of an option may generally be exercised within one year after the optionee’s termination of employment or service. Options granted under the Option Plan are generally non-transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by the optionee.

The Option Plan provides that (a) any reduction of the exercise price of any option awarded under the Option Plan shall be subject to stockholder approval and (b) canceling any option awarded under the Option Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the Option Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company.

In the event of (i) a merger or consolidation as a result of which the holders of the Company’s voting securities prior to the transaction hold shares representing less than 51% of the Company’s voting securities after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the Company’s stockholders and the awards granted under the Option Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the Company’s assets, the successor corporation will assume or substitute for the awards the Company has granted under the Option Plan or shall provide substantially similar consideration to grantees as is provided to the stockholders. In the event the successor corporation refuses to assume or substitute for outstanding awards as provided above, or in the event of the Company’s dissolution or liquidation, outstanding awards shall expire, notwithstanding any contrary terms in the option agreement, on a date specified in a written notice sent to all optionees (which date shall be at least 20 days after the date of the notice).

The Option Plan also provides for automatic grants to non-employee directors. Each non-employee director, upon initial election or appointment to the Board of Directors, is entitled to receive options to purchase 25,000 shares of the Company’s Common Stock. Thereafter, each non-employee director is entitled to receive options to purchase 10,000 shares of the Company’s Common Stock annually on January 1 of each year, provided he or she is a non-employee director on the date of grant and has continuously been an active member of the Board of Directors for the year prior to the grant date. Options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan are immediately exercisable, nonqualified stock options. The options will vest nine months after the date of the grant. In the event the option is exercised for unvested shares, the Company has a repurchase right as to unvested shares. Options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan must be granted with an exercise price equal to 100% of the fair market value of the Company’s Common Stock as of the date of grant. The term of options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan may not be for more than ten years. Discretionary grants of options may also be made to non-employee directors. Grants to non-employee directors are subject to the general requirements of the Option Plan. Discretionary grants of options to non-employee directors have typically been awarded at the same time annual grants of options to executives and other employees are awarded. These annual grants of options have typically been awarded in February or March of each fiscal year.

CERTAIN FEDERAL TAX CONSEQUENCES

The following summary of the federal income tax consequences of the Option Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Code.

Nonqualified Stock Options. The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionholder or to the Company. Upon exercise of a nonqualified stock option, the optionholder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionholder’s total compensation is deemed reasonable in amount. Any gain or loss on the optionholder’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

Incentive Stock Options. The grant of an incentive stock option under the Option Plan will not result in any federal income tax consequences to the optionholder or to the Company. An optionholder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionholder has held the shares of Common Stock. If the optionholder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionholder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the optionholder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionholder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionholder’s alternative minimum tax liability exceeds such optionholder’s regular income tax liability, the optionholder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionholder must sell the shares within the same fiscal year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Shares. The grant of restricted shares will subject the recipient to ordinary compensation income on the difference between the amount paid for such shares and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted shares may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the shares. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted shares are issued.

Restricted Share Units. Recipients of restricted share units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted share units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted share units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted share units also can be considered non-qualified deferred compensation and subject to the Section 409A of the Code. A grant of restricted share units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient. Currently, how the additional tax, penalties and interest will be applied is unclear.

Amended Plan Benefits. As of the date of this Proxy Statement, no non-employee directors (“Outside Directors”) and no associates of any director, executive officer or nominee for director has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company’s directors, executive officers and employees are not determinable at this time.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1997, and the Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2006 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006. Ratification and approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting, the Company will review its future selection of its independent registered public accounting firm. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2005 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2004	Fiscal 2005
Audit Fees (1)	$502,750	$659,750
Audit-Related Fees (2)	14,250	21,500
Tax Fees (3)	46,500	51,742
All Other Fees (4)	1,500	1,500

Total	$565,000	$734,492

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, internal controls under Sarbanes-Oxley Rule 404, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

MANAGEMENT

Officers and Key Employees

The current officers and key employees of the Company, their ages and their positions are as follows:

Name	Age	Position(s)
Executive Officers
William S. McKiernan	49	Chairman of the Board of Directors and Chief Executive Officer
Scott R. Cruickshank	43	Director, President and Chief Operating Officer
Robert J. Ford	56	Chief Technology Officer, Executive Vice President, Product Development
Steven D. Pellizzer	36	Chief Financial Officer and Vice President, Finance
Michael A. Walsh	37	Vice President, Worldwide Sales

Key Employees
Perry S. Dembner	45	Vice President, Marketing
David J. Kim	38	Vice President, General Counsel
Patricia A. Martin	44	Vice President, Customer Support

William S. McKiernan founded CyberSource Corporation in 1994. CyberSource Corporation initially launched software.net, an online software store and built the payment processing capability to support software.net. In 1996, CyberSource Corporation created a second business focused on payment processing and ran two separate business units, an online software store and the payment processing business. On December 31, 1997, the two business units were split into two separate corporations resulting in software.net Corp. (later, Beyond.com Corporation) and the entity that operates today as CyberSource Corporation. Mr. McKiernan has served as the Company’s Chairman and CEO from inception. He also served as the CEO of software.net Corp. until March 1998. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as McAfee, Inc.), a developer of computer security software, where he served as President and Chief Operating Officer. Prior to joining McAfee, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and PricewaterhouseCoopers LLP. Mr. McKiernan serves on the Board of Directors of Multiple Myeloma Research Foundation, a non-profit cancer research foundation. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

Scott R. Cruickshank has been a director of the Company since August of 2005, and on April 3, 2006, Mr. Cruickshank assumed the positions of President and Chief Operating Officer. Mr. Cruickshank is the former President and Chief Operating Officer of Qsent, Inc., a venture backed firm based in Portland, Oregon. Prior to Qsent, Inc., Mr. Cruickshank was the Chief Marketing Officer of Paymentech, L.P. (now Chase Paymentech Solutions, LLC) from March 2000 through March of 2005, where he led the company’s sales, customer care, account management, marketing and service operations functions. Mr. Cruickshank joined Paymentech subsequent to Paymentech’s merger with Bank One Payment Services. Mr. Cruickshank served as Managing Partner of Bank One Payment Services and Senior Vice President of First Data Merchant Services, Inc. from October of 1996 until the merger with Paymentech in July 1999. Mr. Cruickshank has also held positions of Vice President Acquirer Relations with MasterCard International, Inc. and Director of Business Development for MCI Telecommunications, Inc. Mr. Cruickshank is also a director of AuctionPay, Inc. a venture backed company serving the payment processing needs of non-profit organizations. Mr. Cruickshank holds a B.S. in Business Administration with concentrations in finance and marketing from the University of Nebraska.

Robert J. Ford joined the Company in June 1999. Since July 2004, he has served as Executive Vice President of Product Development, in addition to serving as the Company’s Chief Technical Officer, a position he has held since January 2002. From October 2000 to July 2004, Mr. Ford served as the Company’s Senior Vice President of Product Development. Prior to October 2000, he served as the Company’s Vice President of

Engineering. From 1997 to May 1999, Mr. Ford was Vice President of Engineering for Extensity, Inc., a vendor of web-based e-business applications. From 1995 to 1997, Mr. Ford served as Vice President of Engineering for Intrinsa Corporation, a developer of defect detection software. From 1992 to 1995, Mr. Ford was Vice President of Engineering for Objectivity, Inc., a developer of database management systems. Mr. Ford was employed by Boole & Babbage, Inc., a vendor of systems management software, from 1980 to 1992, where he was Vice President of Engineering from 1981 to 1986, Vice President of Advanced Technology from 1986 until 1989, and Vice President of Systems from 1989 to 1992. Mr. Ford received a B.S. from Witwatersrand College for Advanced Technical Education in South Africa.

Steven D. Pellizzer joined the Company in February 1999 and has served as Vice President of Finance since January 2002, prior to which he served as the Company’s Corporate Controller and Assistant Controller. In January 2003, Mr. Pellizzer was appointed as the Company’s Chief Financial Officer. Before joining the Company, Mr. Pellizzer was a Manager at PricewaterhouseCoopers LLP, an accounting firm, from 1996 to 1999. Mr. Pellizzer received a B.S. in Commerce from Santa Clara University.

Michael A. Walsh joined the Company in September 1998 and has served as Senior Vice President of Worldwide Sales since January 2006. From December 2004 to December 2005, Mr. Walsh served as Vice President of Worldwide Sales. From September 1998 through December 2004, Mr. Walsh held positions with increasing levels of responsibility at the Company including Senior Director, Director, and Manager. Prior to joining the Company, Mr. Walsh accumulated over eight years of technology and financial services experience at Oracle Corporation and Merrill Lynch. Mr. Walsh received a B.A. in Political Science from the University of California at Irvine.

Perry S. Dembner joined the Company in November 2002 as the Vice President of Marketing. Immediately before joining CyberSource, and also between January 1996 and October 1998, Mr. Dembner was an independent consultant, developing business plans and marketing programs for a variety of high technology companies. From November 1998 through June 2000, he served as Vice President, Marketing at Applicast, an enterprise application service provider. From 1994 through 1995, Mr. Dembner served as Vice President, Marketing and Business Development for Honeycomb Software, a developer of Web content management systems. Prior to joining Honeycomb Software, Mr. Dembner held positions in product management and marketing at Farallon Computing and IBM/ROLM Systems, and in corporate strategy at Strategic Planning Associates (now Mercer Management Consulting). Mr. Dembner holds a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from Stanford’s Graduate School of Business.

David J. Kim joined the Company in July 1998 and has served as General Counsel since October 2000, prior to which he served as the Company’s Corporate Counsel. In February 2004, Mr. Kim was appointed Vice President and General Counsel. Before joining the Company, Mr. Kim was a contracts negotiator for an integrated circuits company in Sunnyvale, California, from June 1998 to July 1998. From April 1996 through June 1998, Mr. Kim held the position of Information Technology Manager at a defense litigation law firm in San Francisco, California. Between September 1994 and April 1995, Mr. Kim served an externship at the Office of the District Attorney of New York County as a Special Assistant District Attorney. Mr. Kim received a B.A. in Political Science from the University of California at Berkeley and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

Patricia A. Martin joined the Company in October 1998 and has served as the Company’s Vice President of Customer Support since January 2001. Prior to January 2001, Ms. Martin served as Senior Director of Information Technology. From July 1997 to September 1998, Ms. Martin was Senior Manager of Business Applications at Acuson Corporation, a medical imaging company. Ms. Martin also held various management positions during her career at Silicon Graphics, Inc., a computer software and hardware manufacturer, from 1987 to 1997. Ms. Martin received a B.S. in Information Technology from Santa Clara University.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth information concerning compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers serving as executive officers on December 31, 2005 whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2005 (collectively, the Company’s “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)		Securities Underlying Options
William S. McKiernan Chairman and Chief Executive Officer	2005 2004 2003	$300,000 300,000 300,000	$30,000 15,000 —		100,000 100,000 75,000
Robert J. Ford Chief Technology Officer, Executive Vice President, Product Development	2005 2004 2003	225,000 218,000 215,000	32,500 11,250 —		55,000 85,000 70,000
Steven D. Pellizzer Chief Financial Officer and Vice President of Finance	2005 2004 2003	200,000 193,000 190,000	20,000 10,000 —		60,000 85,000 100,000
Michael A. Walsh Vice President, Worldwide Sales	2005 2004 2003	200,000 123,000 120,000	47,896 93,500 131,994	(2) (2)	10,000 220,000 9,000

(1)	Includes cash bonuses earned in 2004 but payable in 2005.

(2)	Represents payment of bonuses based on meeting quarterly sales targets. Mr. Walsh is not eligible to participate in the Company’s cash bonus plan.

Employment Agreements, Termination of Employment and Change in Control Arrangements

The following Named Executive Officers of the Company have entered into oral employment arrangements with the Company as follows:

Name	Title	Base Salary	Employment Term
William S. McKiernan	Chairman and Chief Executive Officer	$300,000	At-will
Robert J. Ford	Executive Vice President, Product Development and Chief Technology Officer	$225,000	At-will
Steven D. Pellizzer	Vice President, Finance and Chief Financial Officer	$200,000	At-will
Michael A. Walsh	Vice President, Worldwide Sales	$200,000	At-will

Scott A. Cruickshank Employment Agreement

The Company and Scott A. Cruickshank are parties to an executive employment agreement effective April 3, 2006 (the “Cruickshank Agreement”). Mr. Cruickshank’s annual base salary under the Cruickshank Agreement is $300,000, subject to adjustment from time to time by the Company. In addition, Mr. Cruickshank is eligible to earn a performance bonus of up to $85,000, based upon achievement of milestones as determined by the Company. The payment of Mr. Cruickshank’s cash performance bonus for fiscal 2006 is guaranteed. The Cruickshank Agreement provides for an option to purchase 550,000 shares of the Company’s Common Stock of which 275,000 shares shall vest on the fourth anniversary of the date of Mr. Cruickshank’s commencement of employment, and the remaining 275,000 shares shall vest on the fifth anniversary of the commencement of Mr. Cruickshank’s employment. Mr. Cruickshank further received pursuant to the Cruickshank Agreement an additional option to purchase 300,000 shares of the Company’s Common Stock which will vest in three equal installments, 18 months, 36 months and 54 months, from the commencement of Mr. Cruickshank’s employment based upon achievement of certain conditions relating to the future stock price of the Company. The Cruickshank Agreement further provides for a restricted stock award of 100,000 shares of restricted stock of which 50,000 shares shall vest on the fourth anniversary of the commencement of Mr. Cruickshank’s employment and 50,000 shares shall vest on the fifth anniversary of the commencement of Mr. Cruickshank’s employment. In the event the Cruickshank Agreement is terminated by the Company without cause (as that term is defined in the Cruickshank Agreement), Mr. Cruickshank shall receive (a) payment of severance in the amount of twelve months of his current salary, and (b) partial acceleration of vesting of his restricted stock. In the event the Cruickshank Agreement is terminated as result of the death of Mr. Cruickshank, his beneficiaries shall receive partial acceleration of vesting of Mr. Cruickshank’s restricted stock, and in the event the Cruickshank Agreement is terminated by Mr. Cruickshank for good reason (as that term is defined in the Cruickshank Agreement), Mr. Cruickshank shall receive payment of severance in the amount of twelve months of his current salary.

Option Grants In Fiscal Year 2005

The following table sets forth information for each of the Company’s Named Executive Officers concerning stock options granted to them during the fiscal year ended December 31, 2005.

	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees (2)	Exercise Price Per Share	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
					5%	10%
William S. McKiernan	100,000	6%	$5.97	03/07/2015	$287,490	$811,402
Robert J. Ford	55,000	3%	5.43	03/07/2015	187,819	475,971
Steven D. Pellizzer	60,000	3%	5.43	03/07/2015	204,894	519,241
Michael A. Walsh	10,000	1%	5.43	03/07/2015	34,149	86,540

(1)	Each of the above options was granted pursuant to the Company’s 1999 Stock Option Plan.

(2)	In fiscal 2005, the Company granted options to employees to purchase an aggregate of 1,501,675 shares.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices.

Aggregate Option Exercises In Last Fiscal Year and Year-End Option Values

The following table sets forth information concerning exercises of stock options during the fiscal year ended December 31, 2005 by each of the Company’s Named Executive Officers and the number and value of unexercised options held by each of the Company’s Named Executive Officers on December 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William S. McKiernan	—	—	315,624	159,376	$1,233,143	$220,857
Robert J. Ford	—	—	549,269	115,731	1,313,440	237,335
Steven D. Pellizzer	20,000	$112,500	171,540	126,460	558,353	268,927
Michael A. Walsh	—	—	85,173	171,897	110,623	43,408

(1)	The value of unexercised “in-the-money” options represents the difference between the exercise price of stock options and $6.60, the closing sales price of the Common Stock on December 30, 2005, which was the last trading day of fiscal 2005.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2005 including the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 1999 Non-Qualified Stock Option Plan and the 1999 Employee Stock Purchase Plan, and the option agreements assumed by the Company in connection with the acquisition of PaylinX Corporation (the “PaylinX Acquisition”).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	4,621,251	$4.85	2,086,914
Equity compensation plans not approved by security holders (2)(3)	1,736,885	$8.41	873,251
Total	6,358,136	$5.83	2,960,165

(1)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s 1998 Stock Option Plan, as amended, the 1999 Stock Option Plan, as amended and the 1999 Employee Stock Purchase Plan.

The 1998 Stock Option Plan (the “1998 Plan”) was originally adopted by the Board of Directors in March 1998 and was approved by the stockholders in March 1998. The 1998 Plan is administered by the Compensation Committee. Options granted pursuant to the 1998 Plan generally vest as follows: (a) options granted upon hire generally vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest monthly over the following 36 months, (b) subsequent options, awarded after an employee has been employed by the Company for one year, typically vest monthly over 48 months, or (c) as otherwise determined by the Compensation Committee. Stock options expire ten years after the date of grant. Currently, no options are being granted under the 1998 Plan. As of December 31, 2005, there were options outstanding to purchase 16,545 shares of the Company’s Common Stock under the 1998 Plan at a weighted average exercise price of $27.37 per share and 337,885 shares were available for future issuance.

The 1999 Stock Option Plan (the “1999 Plan”) was originally adopted by the Board of Directors in January 1999 and was approved by the stockholders in January 1999. Subsequent amendments to the 1999 Plan increasing the number of shares authorized for issuance under the 1999 Plan in April 2000, July 2000 and May 2004 were approved by the Board of Directors and the stockholders. The 1999 Plan is administered by the Compensation Committee. Options granted pursuant to the 1999 Plan generally vest as follows: (a) options granted upon hire generally vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest monthly over the following 36 months, (b) subsequent options, awarded after an employee has been employed by the Company for one year, typically vest monthly over 48 months, or (c) as otherwise determined by the Compensation Committee. Stock options expire ten years after the date of grant. As of December 31, 2005, there were options outstanding to purchase 4,604,706 shares of the Company’s Common Stock under the 1999 Plan at a weighted average exercise price of $4.35 per share and 1,587,500 shares were available for future issuance. On March 9, 2006, options to purchase 537,500 shares of the Company’s Common Stock were granted under the 1999 Plan, in the aggregate, to employees and directors of the Company, at an exercise price of $8.36 per share. Upon Mr. Cruickshank commencing employment with the Company, he will be granted options to purchase 850,000 shares of the Company’s Common Stock at an exercise price equal to the last sale price of the Company’s Common Stock on his employment commencement date as quoted on the Nasdaq National Market. After option awards to employees and Mr. Cruickshank, there will be 166,475 shares of Company’s Common Stock available for future issuance under the 1999 Plan.

The 1999 Employee Stock Purchase Plan (the “1999 ESPP”) was originally adopted by the Board and approved by the stockholders in June 1999. A subsequent amendment to the 1999 ESPP increasing the number of shares authorized for issuance under the 1999 ESPP in May 2004 was approved by the Board of

Directors and the stockholders. The purpose of the 1999 ESPP is to provide employees of the Company who participate in the plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The 1999 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. The 1999 ESPP is implemented by six-month offer periods with purchase dates within those offer periods every six-months. The Board of Directors may alter the duration of the offering periods without stockholder approval. Until August 1, 2005, the price per share at which shares were sold under the 1999 ESPP was equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the date of purchase. On July 19, 2005, the 1999 ESPP was amended to provide that the purchase price for shares of the Company’s Common Stock under the 1999 ESPP shall be 95% of the fair market value of the Company’s Common Stock on the applicable exercise date, effective for offer periods commencing on August 1, 2005. The fair market value of the Common Stock on a given date is determined based upon the last sale price of the Common Stock on the Nasdaq National Market as of the last market trading day prior to the time of the determination. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 10% of a participant’s eligible compensation, which is defined in the 1999 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. As of December 31, 2005, there were 161,529 shares available for future issuance under the 1999 ESPP.

(2)	Includes outstanding options to purchase 472,902 shares of the Company’s Common Stock issuable pursuant to option plans and agreements assumed pursuant to the PaylinX Acquisition. The option agreements were originally issued by PaylinX Corporation under the PaylinX Corporation 2000 Stock Option Plan (the “PaylinX Plan”), which is described below.

Pursuant to the PaylinX Acquisition, the Company assumed the option agreements then outstanding under the PaylinX Plan (the “Assumed PaylinX Options”). Other than the Assumed PaylinX Options, no other options may be issued under the PaylinX Plan. The Assumed PaylinX Options are governed by the terms of the PaylinX Plan under which they were originally issued. Options governed by the terms of the PaylinX Plan generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the PaylinX Plan vest based upon years of service, generally four years. The PaylinX Plan was duly approved by the stockholders of PaylinX prior to the PaylinX Acquisition.

(3)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s 1999 Non-Qualified Stock Option Plan (the “1999 Non-Qualified Plan”).

The Board of Directors adopted the 1999 Non-Qualified Plan in October 1999. The 1999 Non-Qualified Plan is administered by the Compensation Committee. Pursuant to the 1999 Non-Qualified Plan, the Compensation Committee may grant non-qualified stock options, at its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified-stock options may be issued under the 1999 Non-Qualified Plan. Stock options typically are not granted to officers and directors of the Company from the 1999 Non-Qualified Plan. Stock options issued under the 1999 Non-Qualified Plan have an exercise price of no less than 85% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the 1999 Non-Qualified Plan shall not exceed ten years from the date of grant As of December 31, 2005, there were options outstanding to purchase 1,263,983 shares of the Company’s Common Stock under the 1999 Non-Qualified Plan at a weighted average exercise price of $9.33 per share and 873,251 shares were available for future issuance. On March 9, 2006, options to purchase 620,100 shares of the Company’s Common Stock were granted under the 1999 Non-Qualified Plan, in the aggregate, to employees of the Company, at an exercise price of $8.36 per share. As of March 22, 2006, 264,441 shares were available for future issuance.

CERTAIN RELATED PARTY TRANSACTIONS

Legal Services

During fiscal year 2005, the law firm of Morrison & Foerster LLP provided legal services to the Company, for which the Company was billed $0.5 million in fees. Mr. Scudellari, a director of the Company, is a partner of Morrison & Foerster LLP.

Indemnification

The Company has entered into indemnification agreements with its directors and certain of its executive officers. The indemnification agreements provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report, Report of the Audit Committee and the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended .

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has responsibility for reviewing and developing compensation policies applicable to the Company’s executive officers and directors, making recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, and administering the Company’s 1998 and 1999 Stock Option Plans, the 1999 Non-Qualified Stock Option Plan and the Assumed PaylinX Options (collectively, the “Plans”), under which option grants may be made to executive officers, directors and other key employees.

The Compensation Committee believes that the primary goal of the Company’s executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company’s long-term success, by rewarding the achievement of the Company’s short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Plans and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to other companies of similar size engaged in activities similar to those of the Company. The compensation of the Company’s Named Executive Officers in 2005 consisted of base salaries, stock options and cash bonuses, all of which was paid in Fiscal 2005 except for the cash bonuses which were earned for the third quarter and fourth quarter of Fiscal 2005.

The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive’s performance to arrive at a decision regarding compensation programs. From time to time, the Compensation Committee retains independent executive compensation experts in connection with executive compensation matters.

2005 Executive Compensation

For services performed in 2005, executive compensation consisted of base salary, grants of stock options under the Plans and cash bonuses. The stock options vest over time.

Base Salary. Base salaries for the Company’s executive officers (other than the Chief Executive Officer) are determined primarily on the basis of the executive officer’s responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers at least annually in accordance with certain criteria determined primarily on the basis of certain factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance. The base salaries of the executive officers remained at 2003 levels except for instances where individuals were promoted or salaries were adjusted to industry standards.

Cash Bonuses. In March 2005, the Company adopted a cash bonus plan for certain officers and employees serving the Company as of such date. Under the cash bonus plan, for each quarter in 2005, an eligible officer would receive a cash bonus equal to 3% to 5% of such officer’s annual base salary if the Company exceeds certain corporate profit milestones for that quarter. For each quarter in 2005, an eligible non-officer employee would receive 1.5% to 2.25% of such employee’s annual base salary if the Company exceeds the corporate profit milestones for the applicable quarter. For cash bonuses granted in the third and fourth quarter of 2005, the corporate profit milestones were calculated on the basis of the combined results for the third and fourth quarter of 2005. For the fiscal year ending December 31, 2005, bonuses in the amount of 5% of an eligible officer’s annual base salary were paid. Michael A. Walsh, the Company’s Senior Vice President, Worldwide Sales, does not participate in the Company’s cash bonus plan. Instead, Mr. Walsh is eligible to receive an annual bonus of up to $100,000 based upon meeting certain specified quarterly sales targets.

Long-Term Incentive Compensation Awards. The Plans provide for grants to key executives and employees of the Company of (i) shares of Common Stock of the Company, (ii) options or stock appreciation rights (“SARs”) or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Plans based on a number of factors, including (a) the executive officer’s position in the Company, (b) his performance and responsibilities, (c) the extent to which he already holds an equity stake in the Company, (d) comparisons to similarly situated executives at peer companies, and (e) contributions and anticipated contributions to the success of the Company’s financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company’s Common Stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. Although the Plans do not provide any formulaic method for weighing these factors, the Compensation Committee does consider information concerning the potential long-term value of options awarded. However, the decision to grant an award is based primarily upon the Compensation Committee’s evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee also received information from a compensation consultant during 2005 with respect to long-term incentives and other compensation awards.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, (“Section 162(m)”) denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company’s 1999 Stock Option Plan are intended to qualify as “performance-based” compensation not subject to the Section 162(m) deduction limitation. In addition, the Compensation Committee believes that a substantial portion of the compensation program would be exempt from the $1 million deduction limitation.

Chief Executive Officer Compensation

Mr. McKiernan’s base salary for the fiscal year ended December 31, 2005 was established at $300,000. His base salary was determined primarily based on an analysis of the Company’s and Mr. McKiernan’s performance and achievements, and a review of the compensation paid to the chief executive officers of peer companies. The establishment of Mr. McKiernan’s salary was not based on specific quantitative performance goals and achievements, but rather on the overall performance of the Company and Mr. McKiernan as determined by the Compensation Committee. Mr. McKiernan’s base salary in 2005 remained the same as paid in 2003 and 2004. Mr. McKiernan was paid a cash bonus of $30,000 in January 2006 pursuant to the cash bonus program approved in March 2005.

In addition, on March 7, 2005, the Company granted Mr. McKiernan a stock option to purchase 100,000 shares of Common Stock under the 1999 Stock Option Plan. The option has an exercise price of $5.97 per share which is equal to 110% of the closing price of the Common Stock on the day of the grant, and vests monthly in 48 equal monthly increments thereafter.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

John J. McDonnell Jr.

Steven P. Novak

Kenneth R. Thornton

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors of the Company (the “Board”), the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Since the effective date of the Sarbanes-Oxley Act of 2002 (the “New Law”), the Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors.

During the fiscal year 2005, the Committee met nine times and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement relating to relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed with the independent auditors their judgment as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to the Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005, with management and the independent auditors. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

Each of the members of the Audit Committee is independent as defined under the listing standards of the NASD for Nasdaq listed issuers.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John J. McDonnell Jr.

Steven P. Novak

Kenneth R. Thornton

STOCK PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock since December 31, 2000 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market — U.S. Index, and (b) the RDG Internet Composite Index. The comparison assumes an investment of $100 on December 31, 2000, and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

Index	12/00	12/01	12/02	12/03	12/04	12/05
CyberSource Corporation	$100.00	$74.11	$103.16	$217.26	$301.05	$277.89
Nasdaq Stock Market (U.S.)	100.00	79.57	56.48	84.08	91.61	93.72
RDG Internet Composite	100.00	71.10	52.05	73.79	81.57	80.12

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock as of March 22, 2006 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 2005, to beneficially own more than 5% of the outstanding shares of its Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 22, 2006 are deemed outstanding. Percentage of beneficial ownership is based upon 34,587,778 shares of Common Stock outstanding as of March 22, 2006. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite the person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
William S. McKiernan (1)	4,195,167	12%
John J. McDonnell Jr. (2)	731,691	2%
Robert J. Ford (3)	583,524	1%
Steven D. Pellizzer (4)	176,645	*
Richard Scudellari (5)	148,500	*
Kenneth R. Thornton (6)	139,000	*
Michael A. Walsh (7)	112,556	*
Steven P. Novak (8)	94,500	*
Scott R. Cruickshank (9)	45,000	*
All current executive officers and directors as a group (9 persons)(10)	6,226,583	*

*	Less than 1% of the outstanding Common Stock.

(1)	Includes (a) 22,100 shares of Common Stock held by members of Mr. McKiernan’s immediate family and (b) options to purchase 352,602 shares of Common Stock exercisable within 60 days of March 22, 2006. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.

(2)	Includes (a) options to purchase 493,752 shares of Common Stock exercisable within 60 days of March 22, 2006 and (b) 52,341 shares held by Mr. McDonnell’s spouse. Mr. McDonnell disclaims beneficial ownership of the shares held by his spouse.

(3)	Includes options to purchase 576,874 shares of Common Stock exercisable within 60 days of March 22, 2006.

(4)	Includes options to purchase 176,645 shares of Common Stock exercisable within 60 days of March 22, 2006.

(5)	Includes options to purchase 133,000 shares of Common Stock exercisable within 60 days of March 22, 2006.

(6)	Includes options to purchase 139,000 shares of Common Stock exercisable within 60 days of March 22, 2006.

(7)	Includes options to purchase 112,463 shares of Common stock exercisable within 60 days of March 22, 2006.

(8)	Includes (a) 7,500 shares of Common Stock held by members of Mr. Novak’s immediate family and (b) options to purchase 82,000 shares of Common Stock exercisable within 60 days of March 22, 2006. Mr. Novak disclaims beneficial ownership of the shares held by his immediate family.

(9)	Includes options to purchase 45,000 shares of Common stock exercisable within 60 days of March 22, 2006. Upon Mr. Cruickshank becoming the Company’s President and Chief Operating Officer, he relinquished the option to purchase 10,000 shares awarded on March 9, 2006

(10)	Includes (a) 81,941 shares of Common Stock held indirectly, see footnotes 1, 2, and 8 and (b) options to purchase 2,111,336 shares of Common Stock exercisable within 60 days of March 22, 2006.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2005 all Reporting Persons complied with all applicable filing requirements, except for Scott R. Cruickshank whose Form 4 reporting a stock option grant was inadvertently filed late.

Other Matters. The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, CYBERSOURCE CORPORATION, 1295 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA 94043 THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Richard Scudellari

Secretary

Dated: April 10, 2006

APPENDIX A

CYBERSOURCE CORPORATION

1999 STOCK OPTION PLAN

(amended and restated April, 2000)

(amended July, 2000)

(amended February, 2001)

(amended and restated February, 2003)

(amended and restated March, 2004)

(amended and restated March, 2006)

1. Purpose. This 1999 Stock Option Plan1 (“Plan”) is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of CyberSource Corporation, a Delaware corporation (the “Company”). Capitalized terms not previously defined herein are defined in Section 18 of this Plan.

2. Types of Awards and Shares. Awards granted under this Plan may be (a) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) nonqualified stock options (also known as “nonstatutory stock options”) (“NQSOs”), (c) Restricted Shares or (d) Restricted Share Units. The shares of stock that may be issued in connection with an Award granted under this Plan (the “Shares”) are shares of Common Stock of the Company (“Common Stock”).

3. Number of Shares. The aggregate number of Shares that may be issued pursuant to Awards granted under this Plan is 11,000,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4. Eligibility.

(a) General Rules of Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Awards (“Grantees”). A Grantee may be granted more than one Award under this Plan.

(b) Company Assumption of Options. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by granting an Option under this Plan in replacement of the Option assumed by the Company. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

[1]	Approved by the Company's Board of Directors and stockholders in January, 1999.

5. Terms and Conditions of Options. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the “Grant”) in such form as shall be approved by the Committee.

(b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Grantee with a copy of this Plan within a reasonable time after the date of grant. No Option shall be exercisable until such Grant is executed by the Company and the Grantee.

(c) Exercise Price. The exercise price of an NQSO and an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (“Ten Percent Shareholders”) shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted. In the case of Options intended to qualify as Performance-Based Compensation, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

(d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee (including the performance criteria set forth in Section 8(d)) as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further, that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee may grant an Option whereby the Grantee may elect to exercise any or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

(e) Limitations on Options. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed one hundred thousand dollars ($100,000). To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds $100,000, the Options for the amount in excess of $100,000 shall be treated as not being ISOs and shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(f) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(g) Options Non-Transferable. To the extent provided in an individual Grant, NQSOs shall be transferable by gift to members of the Grantee’s Immediate Family, by instrument to an inter vivos or testamentary trust under which the NQSOs are to be passed to beneficiaries upon the death of the Grantee as settlor of the trust, by will, and by the laws of descent and distribution. ISOs granted under this Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee or any permitted transferee.

(h) Assumed Options. In the event the Company assumes an option granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new Option rather than assuming an existing option (as specified in Section 4), such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

(i) Termination of Options. Except as otherwise provided in a Grantee’s Grant, Options granted under the Plan shall terminate and may not be exercised if the Grantee ceases to be employed by, or provide services to, the Company or any Parent or Subsidiary of the Company (or, in the case of a NQSO, by or to any Affiliate of the Company). A Grantee shall be considered to be employed by the Company for all purposes under this Section 5(i) if the Grantee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that the Grantee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether a Grantee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

(j) Termination Generally. If a Grantee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Options which are then exercisable (and only to the extent exercisable) (the “Vested Options”) by the Grantee on the Termination Date, may be exercised by the Grantee, but only within three months after the Termination Date or such shorter period of time as provided in the Grant, but in no event less than thirty (30) days; provided that Options may not be exercised in any event after the Expiration Date.

(k) Death or Disability. If a Grantee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of the Grantee or the permanent and total disability of the Grantee within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Grantee (or the Grantee’s legal representative), but only within twelve (12) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date. If a Grantee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of the Grantee which is not permanent and total within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Grantee or the Grantee’s legal representative, but only within six (6) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date.

6. Director Formula Option Grants. In addition to discretionary grants of Options granted pursuant to other terms of this Plan, Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

(a) Formula Grant. On the date of adoption of this Plan, each Non-Employee Director shall receive a NQSO for 10,000 shares. Following the date of adoption of this Plan, upon initial election or appointment to the Company’s Board of Directors, the elected or appointed Non-Employee Director shall receive a NQSO for 25,000 shares on the first business day following the election or appointment of such Non-Employee Director. Thereafter, annually on January 1, each Non-Employee Director shall receive a NQSO for 10,000 shares.

(b) Terms of Grant. Options granted pursuant to this Section 6 shall be subject to the following terms:

(i) Exercise Price and Payment Terms. The exercise price for the Options granted pursuant to this Section 6 shall be equal to one hundred per cent (100%) of the Fair Market Value of the Shares on the date of the grant, payable in cash or otherwise in accordance with the alternatives specified in Section 7(b) of this Plan.

(ii) Term. The term of the Options shall be ten (10) years from the date the Option is granted.

(iii) Vesting and Repurchase Period. All Options granted pursuant to the terms of this Section 6 shall be exercisable at anytime on or after the date of grant pursuant to the terms of the Grant in such form as shall be approved by the Committee. The Shares subject to the Options granted pursuant to the terms of this Section 6 shall vest nine (9) months after the date of the grant. The Company shall have a repurchase right (at the exercise price paid for such Shares) with respect to any unvested Shares purchased pursuant to the Option.

(iv) Other Terms. In order to be eligible for the annual automatic option grants, the Non-Employee Director shall be on the date of grant, and shall have maintained for the prior year, continuous status as an active member of the Board of Directors for the entire year or from the date the Non-Employee Director joined the Board of Directors. If, for any reason, a Non-Employee Director ceases to be a member of the Board, such director shall be ineligible for that year’s grant.

7. Exercise of Awards.

(a) Notices. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Grantee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Grantee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

(b) Payment. Payment for the Shares may be made in cash (by check) or, where permitted by law any of the following methods approved by the Committee, or any combination thereof, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law: (i) by cancellation of indebtedness of the Company to the Grantee; (ii) by surrender of shares of Common Stock of the Company already owned by the Grantee, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee); (iii) by waiver of compensation due or accrued to Grantee for services rendered; and/or (iv) for Options and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Withholding Taxes. Prior to issuance of the Shares pursuant to an Award, the Grantee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Grantee may provide for payment of withholding taxes by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares acquired. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the “Tax Date”). All elections by Grantees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date;

(ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii) all elections shall be subject to the consent or disapproval of the Committee; and

(iv) if the Grantee is an officer or director of the Company or other person (in each case, an “Insider”) whose transactions in the Company’s Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Company is subject to Section 16(b) of the Exchange Act, the election must comply with Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”).

(d) Limitations on Exercise. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

8. Restricted Shares and Restricted Share Units. The Committee shall determine the number of Restricted Shares or Restricted Share Units issued to any Grantee, the purchase price of the Restricted Shares (if any), and all other terms and conditions of the Restricted Shares or Restricted Share Units, subject to the following:

(a) Form of Grant. Restricted Shares and Restricted Share Units granted under this Plan shall be evidenced by a written Restricted Share Grant or Restricted Share Unit Grant (as applicable, the “Grant”) in such form as shall be approved by the Committee.

(b) Date of Grant. The date of grant for Restricted Shares or Restricted Share Units shall be the date on which the Committee makes the determination to grant such Award unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Restricted Shares or Restricted Share Units will be delivered to the Grantee with a copy of this Plan within a reasonable time after the date of grant.

(c) Individual Restricted Share and Restricted Share Unit Limit. For awards of Restricted Shares and Restricted Share Units that are intended to be Performance-Based Compensation, the maximum number of Restricted Shares and Restricted Share Units which may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12, below.

(d) Performance Criteria. The Committee may provide that the vesting of an Option, Restricted Shares or Restricted Share Units may vest upon the satisfaction of performance criteria. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, any Parent or Subsidiary of the Company and/or any individual business units of the Company or any Parent or Subsidiary of the Company. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the applicable Award agreement.

9. Amendment of Awards. The Committee shall have the power to amend the terms of any outstanding Award granted under the Plan, provided that (a) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (b) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval and (c) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying shares, in exchange for another Option shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a transaction described in Section 13(a) of the Plan. Any outstanding ISO that is amended shall be treated in accordance with Section 424(h) of the Code.

10. Privileges of Stock Ownership. No Grantee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan.

11. No Obligation to Employ; No Right to Future Grants. Nothing in this Plan or any Option granted under this Plan shall confer on any Grantee any right (a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Grantee’s employment or other relationship at any time, with or without cause, or (b) to have any Award(s) granted to such Grantee under this Plan, or any other plan, or to acquire any other securities of the Company, in the future.

12. Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan, the maximum number of Shares with respect to which Awards may be granted to any Grantee and the number of Shares subject to outstanding Awards and the exercise price per share of outstanding Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Award and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Award shall be rounded down to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

13. Assumption of Awards by Successors.

(a) In the event of (i) a merger or consolidation as a result of which the holders of voting securities of the Company prior to the transaction hold shares representing less than 51% of the voting securities of the Company after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the shareholders of the corporation and the Awards granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Awards shall be assumed by the successor corporation, which assumption shall be binding on all Grantees, an equivalent award shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Grantees as was provided to shareholders (after taking into account the existing provisions of the Grantees’ awards such as the exercise price (if applicable) and the vesting schedule), and, in the case of outstanding Shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Grantee.

(b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Awards shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Grantees specifying the terms and conditions of such termination (which date shall be at least twenty (20) days after the date the Committee gives the written notice).

14. Adoption and Shareholder Approval. The Plan became effective when adopted by the Board of Directors (the “Board”) in January, 1999. The shareholders of the Company also approved the Plan in January, 1999. In April, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments were approved by the shareholders of the Company. In February, 2001, the Board adopted and approved an amendment to the Plan increasing the number of shares granted to a Non-Employee Director upon initial election or appointment to the Board from 10,000 to 25,000. In February, 2003, the Board adopted and approved an amendment and restatement of the Plan to revise the definition of Fair Market Value such that the fair market value of a share of Common Stock of the Company shall be determined based on the closing price for a share on the date of determination, which amendment is not subject to approval by the shareholders of the Company. In March, 2004, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan and (b) provide that Option repricings shall be subject to shareholder approval, which amendments were later approved by the shareholders of the Company. In March, 2006, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan, (b) provide for the grant of Restricted Shares and Restricted Share Units under the Plan and (c) provide for certain other administrative changes, which amendments are conditioned upon and not to take effect until approved by the shareholders of the Company.

15. Administration.

(a) General. This Plan may be administered by the Board or a Committee appointed by the Board (the “Committee”). As used in this Plan, references to the “Committee” shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any related agreements, or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any Shares acquired pursuant to an Award.

(b) Administration with Respect to Directors and Officers. With respect to grants of Awards to directors or employees who are also officers or directors of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(c) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to employees or consultants who are neither directors nor officers of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more officers of the Company to grant such Awards and may limit such authority as the Board determines from time to time.

(d) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to a “Committee” shall be deemed to be references to such Committee or subcommittee.

16. Term of Plan. Options may be granted pursuant to this Plan from time to time on or prior to December 31, 2008, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the shareholders of the Company pursuant to Section 14 of this Plan.

17. Amendment or Termination of Plan. The Board or Committee may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 9 or this Section 17. No amendment, suspension or termination of the Plan shall adversely affect any rights under Options already granted to a Grantee.

18. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

(a) “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Shares or Restricted Share Units under the Plan.

(d) “Covered Employee” means a Grantee who is a “covered employee” under Section 162(m)(3) of the Code.

(e) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

(f) “Non-Employee Directors” shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

(g) “Option” means an option to purchase shares of Common Stock granted under the Plan.

(h) “Immediate Family” means an individual who is a member of the Grantee’s “immediate family” as that term is defined under Rule 16a-1(e) of the Exchange Act.

(i) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j) “Performance—Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(k) “Restricted Shares” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee.

(l) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Committee and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Committee.

(m) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

19. Applicable Law and Regulations. The obligations of the Company under this Plan are subject to the approval of state and federal authorities or agencies with jurisdiction over the subject matter hereof. The Company shall not be obligated to issue or deliver shares under this Plan if such issuance or delivery would violate applicable state or federal securities laws.

ANNUAL MEETING OF STOCKHOLDERS OF

CYBERSOURCE CORPORATION

May 10, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1. To elect six directors of the Company to serve until the 2007 Annual Meeting of Stockholders.

2.         To ratify and approve the Company’s Amended and Restated 1999 Stock Option Plan to (i) increase the number of shares reserved thereunder from 9,000,000 to 11,000,000 shares, and (ii) provide for the grant of restricted shares and restricted share units.

3.         To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2006.

		☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	o William S. McKiernan o John J. McDonnell, Jr. o Steven P. Novak o Richard Scudellari o Kenneth R. Thornton o Scott R. Cruickshank	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any Individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

4.         To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CYBERSOURCE CORPORATION

1295 Charleston Road

Mountain View, CA 94043

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William S. McKiernan and Richard Scudellari as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of CyberSource Corporation held of record by the undersigned on March 22, 2006, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 1295 Charleston Road, Mountain View, California, on May 10, 2006, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CYBERSOURCE CORPORATION

May 10, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR-	COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯        Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet         ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1. To elect six directors of the Company to serve until the 2007 Annual Meeting of Stockholders.

2.         To ratify and approve the Company’s Amended and Restated 1999 Stock Option Plan to (i) increase the number of shares reserved thereunder from 9,000,000 to 11,000,000 shares, and (ii) provide for the grant of restricted shares and restricted share units.

3.         To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2006.

		☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	o William S. McKiernan o John J. McDonnell, Jr. o Steven P. Novak o Richard Scudellari o Kenneth R. Thornton o Scott R. Cruickshank	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any Individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

4.         To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.